                                                                                                   EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Josh Turner and Alex Demitriev, the Chief Executive Officer, and Principal Financial Officer, respectively, of Zendex Holdings, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10Q for the period ended September 30, 2015, of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ Josh Turner

        Josh Turner, Chief Executive Officer

Dated:  November 16, 2015

By:  /s/ Alex Demitriev

        Alex Demitriev

       Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Zendex Holdings, Inc. and will be retained by Zendex Holdings, Inc. and furnished to the Securities Exchange Commission or its staff upon request.